UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2026

FLEXIBLE SOLUTIONS INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Alberta	001-31540	71 163 0889
(State or other jurisdiction of incorporation)	(Commission File No.)	(Employer Identification No.)

6001 54 Ave.

Taber, Alberta, Canada T1G 1X4

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (250) 477-9969

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	FSI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2026, Flexible Solutions International, Inc., an Alberta, Canada corporation (the “Company”), entered into an ATM Sales Agreement with Bancroft Capital, LLC (the “Sales Agent”) relating to the sale and issuance of shares of the Company’s common stock having a value of $18,500,000 (the “Shares”).

The securities will be offered and sold by the Company pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-293705) which was declared effective by the Securities Exchange and Commission (the “SEC”) on March 5, 2026, the base prospectus included therein, as amended and supplemented by the prospectus supplement dated June 30, 2026.

Pursuant to the terms of the ATM Sales Agreement, the Company agreed to pay the Sales Agent a cash fee equal to 3% of the gross proceeds from the sale of the shares and to reimburse the Sales Agent for certain of its expenses, including the fees of its counsel, in an amount up to $30,000. In addition, the Company will pay the Sales Agent an amount not to exceed $5,000 per quarter for its additional expenses until the termination of the Company’s offering.

The ATM Sales Agreement contains customary representations, warranties and agreements by the Company, conditions to the placement of the Shares pursuant thereto, indemnification obligations of the Company and the Sales Agent, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The foregoing description of the ATM Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the ATM Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward-Looking Statements

Certain of the statements made in this Current Report on Form 8-K are forward looking. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. More information about the risks and uncertainties faced by the Company is contained under the caption “Risk Factors” in the Company’s prospectus supplement filed with the SEC on June 30, 2026 pursuant to Rule 424(b)(5) promulgated under the Securities Act, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC April 15, 2026, and other filings made by the Company with the SEC, all of which can be obtained on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
1.1	ATM Sales Agreement dated June 30, 2026, by and between Flexible Solutions International, Inc. and Bancroft Capital, LLC
5.1	Opinion of Hart & Hart, LLC
23.1	Consent of Hart & Hart, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 30, 2026	FLEXIBLE SOLUTIONS INTERNATIONAL INC.

		By:	/s/ Daniel B. O’Brien
Daniel B. O’Brien, President and Chief Executive Officer